UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSTELLATION ENERGY PARTNERS LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONSTELLATION ENERGY PARTNERS LLC

111 Market Place

Baltimore, Maryland 21202

September 27, 2007

To our Common Unitholders:

You are cordially invited to attend a special meeting of the common unitholders of Constellation Energy Partners LLC (the “Common Unitholders”) to be held at 600 Travis, Suite 4200, Houston, Texas 77002 on October 12, 2007, at 10:00 a.m. local time.

Our board of managers has called the special meeting. At this meeting, you will be asked to consider and vote upon a proposal to approve (a) a change in the terms of our Class F Units to provide that each Class F Unit is convertible into one of our Common Units and (b) the issuance of additional Common Units upon such conversion (the “Class F Conversion and Issuance Proposal”). Upon approval of this proposal, all 3,371,219 outstanding Class F Units will convert automatically into 3,371,219 Common Units without any further action.

You will also receive a separate proxy statement relating to an annual meeting that will be held on November 2, 2007. Both of these proxy statements are important and neither should be disregarded.

Our board of managers unanimously recommends that the Common Unitholders approve the proposal.

We are submitting the Class F Conversion and Issuance Proposal to you as a result of our acquisition of AMVEST Osage, Inc. on July 25, 2007 for approximately $240 million, subject to purchase price adjustments (the “Amvest Acquisition”). To partially finance the Amvest Acquisition, we sold 3,371,219 Class F Units and 2,664,998 Common Units at a negotiated average purchase price of $34.79 to certain institutional investors on July 25, 2007 to provide additional financing for the Amvest Acquisition.

We chose to issue Class F Units as part of the financing of the Amvest Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained, but at a risk of delaying completion of the Amvest Acquisition. For example, to have issued all the equity capital in the form of Common Units would have required a vote of our Common Unitholders prior to such issuance under the rules of NYSE Arca and thereby delayed completion of the transaction. This delay could have prevented the consummation of such transaction. The institutional investors agreed to accept Class F Units in lieu of additional Common Units, provided we ask Common Unitholders to approve the conversion of the Class F Units into Common Units no later than October 23, 2007. We are now asking you for this approval.

In connection with the sale of the Class F Units and Common Units to the institutional investors, Constellation Energy Partners Holdings, LLC (“CEPH”) entered into a Voting Agreement (the “Voting Agreement”), pursuant to which it agreed to vote all of the Common Units beneficially owned by it in favor of the Class F Conversion and Issuance Proposal at any meeting of the Common Unitholders convened to consider such proposal. However, these votes will not be sufficient to approve the Class F Conversion and Issuance Proposal, so we encourage you to take part in the decision process by voting by proxy or at the special meeting. CEPH held approximately 45% of the outstanding Common Units (excluding the 2,664,998 Common Units purchased by institutional investors in the July 25, 2007 private placement) as of the record date.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly. You will retain the option to revoke it as any time before the vote, or to vote your common units personally if you attend the special meeting.

For the Class F Conversion and Issuance Proposal to be approved, it must have the support of a majority of the votes cast at the special meeting, provided that the total number of votes cast is at least a majority of outstanding Common Units eligible to vote. Once our Common Unitholders approve the proposal, then the Class F Units will convert automatically into an equal number of Common Units without any further action.

We urge you to review carefully the attached proxy statement, which contains a detailed description of the proposal to be voted upon at the special meeting.

Sincerely,

Felix J. Dawson
Chief Executive Officer and President
Constellation Energy Partners LLC

CONSTELLATION ENERGY PARTNERS LLC

111 Market Place

Baltimore, Maryland 21202

NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS

To Be Held On October 12, 2007

To our Common Unitholders:

A special meeting of the holders of our Common Units will be held at 600 Travis, Suite 4200, Houston, Texas 77002 on October 12, 2007, at 10:00 a.m. local time, to consider and vote upon a proposal to approve (a) a change in the terms of our Class F Units to provide that each Class F Unit is convertible into one of our Common Units and (b) the issuance of additional Common Units upon such conversion.

We have set the close of business on August 24, 2007 as the record date for determining which Common Unitholders are entitled to receive notice of and to vote at the special meeting. A list of Common Unitholders entitled to vote is on file at our offices located at One Allen Center, Suite 3300, 500 Dallas Street, Houston, Texas 77002, and will be available for inspection by any Common Unitholder during the meeting.

YOUR VOTE IS IMPORTANT. If you cannot attend the special meeting, you may vote by mailing the proxy card in the enclosed postage-prepaid return envelope. Any Common Unitholder attending the meeting may vote in person, even though he or she already has returned a proxy card.

BY ORDER OF THE BOARD OF MANAGERS OF CONSTELLATION ENERGY PARTNERS LLC

Sean J. Klein
Secretary Constellation Energy Partners LLC

Baltimore, Maryland

September 27, 2007

i

CONSTELLATION ENERGY PARTNERS LLC

111 Market Place

Baltimore, Maryland 21202

PROXY STATEMENT

SPECIAL MEETING OF COMMON UNITHOLDERS

October 12, 2007

This proxy statement contains information related to the special meeting of Common Unitholders of Constellation Energy Partners LLC and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy is first being mailed to Constellation Energy Partners LLC’s Common Unitholders on or about September 27, 2007.

QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Common Unitholders are urged to read carefully this proxy statement in its entirety.

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:	The special meeting will be held on October 12, 2007 at 600 Travis, Suite 4200, Houston, Texas 77002 at 10:00 a.m. local time.

Q:	WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A:	At the special meeting, our Common Unitholders will act upon a proposal to approve (i) a change in the terms of our Class F Units to provide that each Class F Unit is convertible into one of our Common Units and (ii) the issuance of additional Common Units upon such conversion. Upon approval of this proposal, all 3,371,219 outstanding Class F Units will convert automatically into 3,371,219 Common Units without any further action. We refer to this proposal in this proxy statement as the Class F Conversion and Issuance Proposal.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:	All Common Unitholders who owned our Common Units at the close of business on the record date, August 24, 2007, are entitled to receive notice of the special meeting and to vote the Common Units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. However, the Common Units purchased by the institutional investors simultaneously with the Class F Units are not entitled to vote on the Class F Conversion and Issuance Proposal.

Q:	HOW DO I VOTE?

A:	Just mail your completed, signed and dated proxy card in the enclosed postage-prepaid return envelope as soon as possible so that your Common Units may be represented at the special meeting. You may also attend the special meeting and vote your Common Units in person. Even if you plan to attend the special meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the special meeting.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:

The Class F Conversion and Issuance Proposal requires the approval of a majority of votes cast at the special meeting, provided that the total number of votes cast represents a majority of the outstanding Common Units entitled to vote at the special meeting. Thus, for purposes of the vote to approve the Class F Conversion and Issuance Proposal, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% in interest of all common units entitled to vote cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. A properly executed proxy submitted without instructions on how to vote will be voted “FOR” the Class F Conversion and Issuance Proposal. A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. The Common Units purchased by the institutional investors simultaneously with the Class F Units are not entitled to vote on the Class F Conversion and Issuance Proposal.

In connection with the sale of the Class F Units and Common Units to the institutional investors, CEPH entered into the Voting Agreement, pursuant to which it agreed to vote all of the Common Units beneficially owned by it in favor of the Class F Conversion and Issuance Proposal at any meeting of the Common Unitholders convened to consider such proposal. CEPH held approximately 45% of the outstanding Common Units (excluding the 2,664,998 Units purchased by institutional investors in the July 25, 2007 private placement) as of the record date. For the Class F Conversion and Issuance Proposal to be approved, it must have the support of a majority of the votes cast at the special meeting, provided that the total number of votes cast is at least a majority of outstanding Common Units eligible to vote.

Q:	WHAT IS THE QUORUM REQUIRED FOR THE SPECIAL MEETING?

A:	If a majority of the outstanding Common Units entitled to vote on the Class F Conversion and Issuance Proposal as of the record date is present in person or by proxy at the special meeting, that majority will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Proxies received but marked as abstentions or as broker non-votes will be included in the number of Common Units considered to be present at the special meeting. Common Units purchased by the institutional investors simultaneously with the Class F Units are not entitled to vote on the proposal and, as a result, will not be considered for purposes of determining whether a quorum exists.

Q:	WHAT IS THE RECOMMENDATION OF THE BOARD OF MANAGERS?

A:	Our board of managers recommends that you vote “FOR” the Class F Conversion and Issuance Proposal.

Q:	WHAT HAPPENS IF THE CLASS F CONVERSION AND ISSUANCE PROPOSAL IS NOT APPROVED?

A:	If holders of our Common Units do not approve the conversion of Class F Units to Common Units, then beginning on October 23, 2007, the Class F Units will be entitled to receive 115% of the initial quarterly distribution payable on each Common Unit after the initial quarterly distribution of $0.4625 has been paid on the Class A Units and the Common Units. This distribution reduces the amount of cash available for Common Unitholders because any cash available for distribution after the holders of the Class F Units have received their respective initial quarterly distribution would be distributed as follows: 2% to the Class A Unitholders, pro rata and 98% to the Common Unitholders and Class F Unitholders, pro rata. Thus, an increase in the percentage of the initial quarterly distribution to the Class F Unitholders from 100% to 115% would reduce any cash available for distributions to the Common Unitholders. We also will be obligated to resubmit the Class F Conversion and Issuance Proposal to holders of common units, but not more frequently than once every 180 days.

Q:	WHAT HAPPENS IF THE CLASS F CONVERSION AND ISSUANCE PROPOSAL IS APPROVED?

A:	Each outstanding Class F Unit will convert automatically into one Common Unit upon approval of the proposal, and those new Common Units will be issued and listed on NYSE Arca. For purposes of future distributions, former holders of Class F Units will become Common Unitholders and will no longer be entitled to 115% of the initial quarterly distribution payable on each Common Unit. The former holders of Class F Units would be entitled to receive 98% of the initial quarterly distribution pro rata with the current Common Unitholders. Upon the approval of the Class F Conversion and Issuance Proposal, the former Class F Units will be entitled to vote, pari passu, with the Common Units on all future matters. Thus, the voting power of current Common Unitholders who own Class F Units would increase, while the voting power of current Common Unitholders who do not own Class F Units would decrease as a result of dilution.

Q:	AT PRESENT, HOW DO THE CLASS F UNITS’ QUARTERLY DISTRIBUTION RIGHTS DIFFER FROM THOSE OF THE COMMON UNITS?

A:	The Class F Units are not entitled to receive any quarterly distributions, until the initial quarterly distribution of $0.4625 has been paid on the Common Units and the Class A Units. After the initial quarterly distribution has been paid on the Class A Units and the Common Units, the Class F Units would be entitled to receive 100% of the initial quarterly distribution. After the initial quarterly distribution has been paid on all of the Common Units, the Class A Units and the Class F Units, each such class of units will share pro rata in any distributions in excess of the amount of the initial quarterly distribution.

Q:	HOW DO THE VOTING RIGHTS OF THE CLASS F UNITS COMPARE TO THOSE OF THE COMMON UNITS?

A:	The Class F Units are non-voting except that the Class F Units shall be entitled to vote as a separate class on any matter that materially adversely affects the rights or preferences of the Class F Units in relation to other classes of our units or as required by law.

Q:	IF MY COMMON UNITS ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY COMMON UNITS FOR ME?

A:	Your broker will not vote your Common Units unless you provide instructions on how to vote. You should instruct your broker how to vote your Common Units upon receipt of your broker’s request for voting instructions. Without your instructions, your Common Units will not be voted.

Q:	WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A:	To change your vote after you have submitted your proxy card, send in a later-dated, signed proxy card to us or attend the special meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to us at the address set forth in the notice. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

THE CLASS F CONVERSION AND ISSUANCE PROPOSAL

Background

We are submitting the Class F Conversion and Issuance Proposal to you as a result of our sale of 3,371,219 Class F Units to certain institutional investors. The sales price of the Class F Units was determined through negotiations with the institutional investors. We used the proceeds from the sale of the Class F Units to partially finance a portion of the cost of our Amvest Acquisition. We financed the balance of the purchase price through:

•	the private placement of 2,664,998 Common Units, which together with the private placement of the Class F Units generated net proceeds to us of approximately $210 million; and

•	funds available under our revolving credit facility.

We chose to issue Class F Units as part of the financing of the Amvest Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained, but at a risk of delaying completion of the Amvest Acquisition. This delay could have prevented the consummation of such transaction. For example, under the rules of NYSE Arca, issuing all of the equity securities in the equity private placement in the form of Common Units would have required a vote of our Common Unitholders prior to such issuance. The solicitation of a Common Unitholder vote at that time would have delayed completion of the Amvest Acquisition. The institutional investors agreed to accept Class F Units in lieu of additional Common Units, provided we ask the holders of our Common Units to approve the conversion of the Class F Units into Common Units no later than October 23, 2007. We are now asking you for this approval.

The Proposal

At the special meeting, the holders of our Common Units will consider and act upon a proposal to approve (a) a change in the terms of our Class F Units to provide that each Class F Unit is convertible into one of our Common Units and (b) the issuance of additional Common Units upon such conversion.

Voting Agreement

In connection with the sale of the Class F Units and Common Units to the institutional investors, CEPH entered into the Voting Agreement, pursuant to which it agreed to vote all of the Common Units beneficially owned by it in favor of the Class F Conversion and Issuance Proposal at any meeting of the Common Unitholders convened to consider such proposal. CEPH held approximately 45% of the outstanding Common Units (excluding the 2,664,998 Common Units purchased by institutional investors in the July 25, 2007 private placement) as of the record date. However, these votes will not be sufficient to approve the Class F Conversion and Issuance Proposal, so we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Effects of Approval

Once our Common Unitholders approve the conversion of Class F Units at the special meeting, each outstanding Class F Unit will convert automatically into one Common Unit upon approval and will be listed on NYSE Arca. Following such conversion, no Class F Units will remain outstanding.

Effects of Failure to Approve

If holders of our common units do not approve the conversion of Class F units to common units, then beginning on October 23, 2007:

•	the Class F units will be entitled to receive 115% of the quarterly distribution payable on common units;

•	we will be obligated to resubmit a proposal for the conversion of Class F units to holders of common units, but not more frequently than once every 180 days.

Although the Class F units would remain subordinated to the common units, any increase in distributions payable on the Class F units would reduce the amount of cash available for distributions to holders of common units and any other subordinated units. Distributions to any class of units of the Company will not be cumulative. Consequently, if distributions on the Company’s Common Units, Class A Units and Class F Units are not paid with respect to any fiscal quarter at the initial quarterly distribution rate, the Company’s unitholders will not be entitled to receive such payments in the future. Please see Description of Units—Cash Distribution Policy on page 8.

The 115% distributions will terminate if at any time there are no longer any Class F units outstanding, which would occur upon the automatic conversion of the Class F units into common units either (i) upon receipt of approval of the Class F Conversion and Issuance Proposal, whether at this special meeting or a subsequent meeting, or (ii) if at any time approval from our holders of common units is no longer required under the rules of NYSE Arca as a condition to listing the common units to be issued upon conversion of the Class F units.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT THE COMMON UNITHOLDERS VOTE “FOR” APPROVAL OF THE CLASS F CONVERSION AND ISSUANCE PROPOSAL.

Reasons for Board of Managers’ Recommendation

Our board of managers believes that the Class F Conversion and Issuance Proposal is in the best interests of our company and our Common Unitholders and should be approved for the following reasons:

•

If our Common Unitholders fail to approve the Class F Conversion and Issuance Proposal, each Class F Unit will be entitled to receive 115% of the initial quarterly distribution payable on each Common Unit. This distribution reduces the amount of cash available for distributions to Common Unitholders because any cash available for distribution after the holders of the Class F Units have received their respective initial quarterly distribution would be distributed as follows: 2% to the Class A Unitholders, pro rata and 98% to the Common Unitholders and Class F Unitholders, pro rata. Thus, an increase in the percentage of the initial quarterly distribution to the Class F Unitholders from 100% to 115% would reduce any cash available for distributions to the Common Unitholders;

•

Under the rules of NYSE Arca we could not have issued all of the privately placed equity securities necessary to fund the Amvest Acquisition in the form of Common Units without a vote of Common Unitholders prior to such issuance. The completion of the Amvest Acquisition could have been significantly delayed or not occurred at all if we had first been forced to call a special meeting of Common Unitholders. Instead, the institutional investors in the equity private placement agreed to accept Class F Units in lieu of additional Common Units provided that we ask Common Unitholders to approve the conversion of the Class F Units into Common Units no later than October 23, 2007; and

•

If the holders of our common units fail to approve the Class F Conversion and Issuance Proposal at this special meeting, we have agreed to solicit the holders of our common units again at a subsequent special meeting. Any subsequent solicitation would result in additional costs and expenses to us and could decrease the amount of cash available to be distributed to holders of our common units.

OUR BUSINESS

We are a limited liability company that was formed by Constellation Energy Group, Inc. in 2005 to acquire oil and natural gas reserves. We are focused on the acquisition, development and production of oil and natural gas properties as well as related midstream assets. Our primary business objective is to generate stable cash flows allowing us to make quarterly cash distributions to our unitholders and over time to increase our quarterly cash distributions.

DESCRIPTION OF UNITS

We currently have five classes of units outstanding that represent limited liability company interests in us: Common Units, Class A Units, Management Incentive Interests, Class D Interests and Class F Units. Set forth below is a description of the relative rights and preferences of holders of these classes of units as specified in our limited liability company agreement. As of August 24, 2007, or the record date, there were issued and outstanding 16,056,952 Common Units, 396,493 Class A Units, and 3,371,219 Class F Units. Constellation Energy Partners Management, LLC (“CEPM”) owns 100% of our Management Incentive Interests and Constellation Holdings, Inc. owns 100% of our Class D Interests.

Common Units

Voting Rights

Holders of Common Units have the right to vote with respect to the election of three members of our board of managers, certain amendments of our limited liability company agreement, the withdrawal or removal of members of our board of managers elected by the Common Unitholders, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

No Preemptive Rights

The Common Units are not entitled to preemptive rights with respect to issuances of additional securities by us.

Exchange Listing

The Common Units are listed on NYSE Arca under the symbol “CEP.”

Class A Units

Conversion

If the Common Unitholders vote to eliminate the special voting rights of the Class A Unitholders and Constellation Energy Group, Inc. and its affiliates do not vote their Common Units in favor of such elimination, the Class A Units will be converted into Common Units on a one for one basis.

Voting Rights

Holders of Class A Units have the right to vote with respect to the election of two members of our board of managers, certain amendments of our limited liability company agreement, the withdrawal or removal of members of our board of managers elected by the Class A Unitholders, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

Preemptive Rights

The Class A Units are not entitled to preemptive rights with respect to issuances of additional securities by us.

Exchange Listing

The Class A units are not listed or traded on any exchange or quotation service.

Management Incentive Interests

Conversion

If the Common Unitholders vote to eliminate the special voting rights of the Class A Unitholders and Constellation Energy Group, Inc. and its affiliates do not vote their Common Units in favor of such elimination, CEPM will have the right to convert the Management Incentive Interests into Common Units based on the then fair market value of such interests.

Voting Rights

The Management Incentive Interests are non-voting except that the Management Incentive Interests shall be entitled to vote as a separate class on any matter that materially adversely affects the rights or preferences of the Management Incentive Interests in relation to other classes of our Units or as required by law.

No Preemptive Rights

The Management Incentive Interests are not entitled to preemptive rights with respect to issuances of additional securities by us.

Exchange Listing

The Management Incentive Interests are not listed or traded on any exchange or quotation service.

Class D Interests

Retirement of Class D Interests

The Class D Interests shall be automatically canceled and retired, and any rights of any holder of any Class D Interests shall be canceled, upon payment by us of the final quarterly Class D Interests distribution for the quarter ending December 31, 2012 or as otherwise provided in our limited liability company agreement.

Voting Rights

The Class D Interests are non-voting except that the Class D Interests shall be entitled to vote as a separate class on any matter that materially adversely affects the rights or preferences of the Class D Interests in relation to other classes of our units or as required by law.

No Preemptive Rights

The Class D Interests are not entitled to preemptive rights with respect to issuances of additional securities by us.

Exchange Listing

The Class D Interests are not listed or traded on any exchange or quotation service.

Class F Units

Conversion

Upon approval of the Class F Conversion and Issuance Proposal, each Class F Unit will convert automatically into one Common Unit and none of the Class F Units will remain outstanding.

Voting Rights

The Class F Units are non-voting except that the Class F Units shall be entitled to vote as a separate class on any matter that materially adversely affects the rights or preferences of the Class F Units in relation to other classes of our Units or as required by law. The approval of a majority of the Class F Units is required to approve any matter for which the holders of the Class F Units are entitled to vote as a separate class.

No Preemptive Rights

The Class F Units are not entitled to preemptive rights with respect to issuances of additional securities by us.

Exchange Listing

The Class F Units are not listed or traded on any exchange or quotation service. Once the Class F Conversion and Issuance Proposal is approved, the Common Units issuable upon a conversion of the Class F Units will be listed on NYSE Arca.

Cash Distribution Policy

Our limited liability company agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to our Common Unitholders of record on the applicable record date. The term “available cash” means, for each fiscal quarter, all cash on hand at the end of the quarter, less the amount of cash reserves established by our board of managers to provide for the proper conduct of our business, to comply with applicable law or agreements, or to provide funds for future distributions to our Common Unitholders plus working capital borrowings after the end of the quarter. No distribution was paid for the second quarter of 2007 to the holders of the Class F Units and Common Units purchased in the July 25, 2007 private placement.

If the Class F Conversion and Issuance Proposal is not approved, each Class F unit will be entitled to receive 115% of the per unit quarterly distribution received by the common units, but the Class F units would remain subordinated to the common units in their right to receive the initial quarterly distribution. Distributions to any class of units of the Company will not be cumulative. Consequently, if distributions on the Company’s Common Units, Class A Units and Class F Units are not paid with respect to any fiscal quarter at the initial quarterly distribution rate, the Company’s unitholders will not be entitled to receive such payments in the future.

We currently distribute at the end of each fiscal quarter available cash, as follows:

•	first, 98% to the Common Unitholders and 2% to the Class A Unitholders, pro rata, until each unitholder has received the target distribution for that quarter;

•

second, 100% to the Class F Unitholders, pro rata, until each unitholder has received the target distribution for that quarter; provided, however, that if the Class F Units shall not have been converted to Common Units by October 23, 2007, such distribution shall be an amount equal to 115% for such quarter;

•	third, (A) 2% to the Class A Unitholders, pro rata and (B) 98% to the Common Unitholders and Class F Unitholders, pro rata.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Units, Class A Units and Class F Units by:

•	each unitholder known by us to be a beneficial owner of more than 5% of any class of our outstanding units;

•	each of our managers and named executive officers; and

•	our managers and executive officers as a group.

The amounts and percentage of Common Units, Class A Units and Class F Units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Upon the approval of the Class F Conversion and Issuance Proposal, the former Class F Units will be entitled to vote, pari passu, with the Common Units on all future matters. Thus, the voting power of current Common Unitholders who own Class F Units would increase while the voting power of current Common Unitholders who do not own Class F Units would decrease as a result of dilution.

Percentage of total units beneficially owned is based on 19,830,114 units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Common Units purchased by the institutional investors simultaneously with the Class F Units are not entitled to vote on the Class F Conversion and Issuance Proposal. Ownership amounts are as of September 14, 2007.

	Common Units Beneficially Owned(2)		Class A Units Beneficially Owned		Class F Units Beneficially Owned(2)		Total Units Beneficially Owned (2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage	Percentage
Constellation Energy Group, Inc.(1)	5,918,894	36.8%	396,600	100%	—	—	31.8%
Constellation Energy Partners Holdings, LLC(3)	5,918,894	36.8%	396,600	100%	—	—	31.8%
Constellation Energy Partners Management, LLC(4)	—	—	396,600	100%	—	—	2.0%
Lehman Brothers Holdings Inc.(5)	1,706,486	10.6%	—	—	722,404	21.4%	12.2%
Perry Partners LP(6)	380,714	2.4%	—	—	481,603	14.3%	4.3%
GPS Private Placement Fund LP(6)	317,243	2.0%	—	—	401,312	11.9%	3.6%
Credit Suisse Management LLC(6)	253,795	1.6%	—	—	321,050	9.5%	2.9%
Kayne Anderson MLP Investment Company(6)	246,950	1.5%	—	—	312,390	9.3%	2.8%
Richard H. Bachmann(7)	1,781	*	—	—	—	—	*
John R. Collins	—	—	—	—	—	—	—
Felix J. Dawson	—	—	—	—	—	—	—
Richard S. Langdon(7)	1,781	*	—	—	—	—	*
Angela A. Minas	—	—	—	—	—	—	—
John N. Seitz(7)	1,781	*	—	—	—	—	*
All managers and executive officers as a group (6 persons)	5,343	*	—	—	—	—	*

*	Represents beneficial ownership of less than 1%.

(1)	Constellation Energy Group, Inc., through its direct and indirect ownership of Constellation Enterprises, Inc., Constellation Holdings, Inc. and Constellation Power Source Holdings, Inc., is the ultimate parent company of Constellation Energy Partners Holdings, LLC and Constellation Energy Partners Management, LLC and may, therefore, be deemed to beneficially own the Common Units held by Constellation Energy Partners Holdings, LLC and the Class A units held by Constellation Energy Partners Management, LLC. The address of Constellation Energy Group, Inc. is 750 East Pratt Street, Baltimore, MD 21202.

(2)	Includes 3,371,219 Class F Units and 2,664,998 Common Units purchased by institutional investors on July 25, 2007, none of which are permitted to vote on the Class F Conversion an Issuance Proposal.

(3)	Constellation Energy Partners Holdings, LLC is the parent company of Constellation Energy Partners Management, LLC and may, therefore, be deemed to beneficially own the Class A units held by Constellation Energy Partners Management, LLC. The address of Constellation Energy Partners Holdings, LLC is 111 Market Place, Baltimore, MD 21202.

(4)	The address of Constellation Energy Partners Management, LLC is 111 Market Place, Baltimore, MD 21202.

(5)	With respect to the number of Common Units owned, based on Amendment No. 1 to the Schedule 13G filed with the SEC on August 6, 2007 and a Form 4 filed with the SEC on August 23, 2007, Lehman Brothers Inc. (“LBI”) is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. (“LBHI”). Accordingly, LBHI may be deemed to be the beneficial owner of 560,900 Common Units owned by LBI. Lehman Brothers MLP Opportunity Fund LP (“LB MLP Fund”) is wholly-owned by Lehman Brothers MLP Opportunity Associates LLC (“LB MLP Assoc LLC”) which is wholly-owned by LBHI. Accordingly, LBHI, LB MLP Assoc LLC and LB MLP Assoc LP may be deemed to be the beneficial owner of 1,145,586 Common Units owned by LB MLP Fund. The address of Lehman Brothers Holdings Inc. is 745 Seventh Avenue, New York, New York 10019.

(6)	No Schedule 13D or Schedule 13G has been filed by these unitholders with the SEC with respect to ownership of our units. As a result, the number of units owned by such unitholders is based on the number of Common Units and Class F Units we sold to such unitholders in the private placement on July 25, 2007. The address of Perry Partners is 767 Fifth Avenue, 19th Floor, New York, New York 10153. The address of GPS Private Placement Fund LP is 100 Wilshire Boulevard, Suite 900, Santa Monica, California 90401. The address of Credit Suisse Management LLC is 1 Madison Avenue, New York, New York 10010. The address of Kayne Anderson MLP Investment Company is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(7)	Includes unvested restricted Common Unit awards issued on September 14, 2007. These restricted Common Units will vest in full on March 1, 2008. The grant of restricted Common Units forfeits on a pro rata basis if service as a manager terminates prior to the vesting date of March 1, 2008.

THE SPECIAL MEETING

Time and Place

The special meeting will be held at 600 Travis, Suite 4200, Houston, Texas 77002 on October 12, 2007, at 10:00 a.m. local time.

Purpose

At the special meeting, the holders of our Units will act upon a proposal to approve the Class F Conversion and Issuance Proposal. Upon approval of this proposal, all 3,371,219 outstanding Class F Units will convert automatically into 3,371,219 Common Units.

Record Date

Our board of managers has fixed the close of business on August 24, 2007 as the record date for the determination of Common Unitholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. Only holders of record of Common Units at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A complete list of such Common Unitholders will be available for inspection in our offices at One Allen Center, Suite 3300, 500 Dallas Street, Houston, Texas 77002, during normal business hours upon written demand by any holder of our Common Units.

Holders Entitled to Vote

All Common Unitholders at the close of business on the record date, August 24, 2007, are entitled to receive notice of the special meeting and to vote the Common Units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting, except for Common Units purchased by the institutional investors simultaneously with the Class F Units. In addition, our limited liability company agreement provides that any person or group (other than CEPM or CEPH or their affiliates) that owns beneficially 20% or more of all our Units may not vote on any matter and Common Units held by such holders are not considered to be outstanding. Each holder of Common Units is entitled to one vote for each Common Unit owned on all matters to be considered. On August 24, 2007, 16,056,952 Common Units were issued and outstanding.

Vote Required

The Class F Conversion and Issuance Proposal requires the approval of a majority of votes cast at the special meeting, provided that the total number of votes cast represents a majority of the outstanding Common Units entitled to vote at the special meeting. Thus, for purposes of the vote to approve the Class F Conversion and Issuance Proposal, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% in interest of all common units entitled to vote cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. A properly executed proxy submitted without instructions on how to vote will be voted “FOR” the Class F Conversion and Issuance Proposal. A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. The Common Units purchased by the institutional investors simultaneously with the Class F Units are not entitled to vote on the Class F Conversion and Issuance Proposal. In addition, broker non-votes will not be counted for purposes of calculating the vote for the Class F Conversion and Issuance Proposal.

Constellation Energy Partners Holdings, LLC, the holder of 5,918,894 of our Common Units has agreed to vote all of its Common Units pursuant to the Voting Agreement in favor of the Class F Conversion and Issuance Proposal. However, these votes will not be sufficient to approve the Class F Conversion and Issuance Proposal, so we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Brokers who hold our Common Units in street name for customers have the authority to vote on certain “routine” proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of such common units with respect to non-routine matters, brokers may not vote such common units with respect to the approval and adoption of such a proposal, known as a “broker non-vote.” The Class F Conversion and Issuance Proposal is a non-routine matter. Assuming that the votes cast on the Class F Conversion and Issuance Proposal constitutes a majority of the votes entitled to be cast, a broker non-vote will not have any effect on the Class F Conversion and Issuance Proposal since such proposal requires the support of only a majority of the votes cast.

Quorum

If a majority of the Common Units entitled to vote on the Class F Conversion and Issuance Proposal as of the record date is present in person or by proxy at the special meeting, that majority will constitute a quorum and will permit us to conduct the proposed business at the special meeting. The Common Units purchased by the institutional investors simultaneously with the Class F Units are not entitled to vote on the proposal and, as a result, will not be considered for purposes of determining whether a quorum exists.

Your Common Units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Proxies received but marked as abstentions or as broker non-votes will be included in the number of Common Units considered to be present at the special meeting for the purpose of determining a quorum.

Revocation of Proxies

Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the special meeting in person and so request. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.

No Solicitation

The expense of preparing, printing and mailing this proxy statement will be borne by us. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our Common Units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

Householding of Proxy Materials

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and related documents with respect to two or more Common Unitholders sharing the same address by delivering a single proxy statement and related documents addressed to those Common Unitholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for Common Unitholders and cost savings for the company.

One proxy statement will be delivered to multiple Common Unitholders sharing an address unless we receive contrary instructions from one or more of the Common Unitholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this proxy statement to the holder of Common Units at the shared address to which a single copy of the proxy statement was delivered and provide instructions as to how the holder of Common Units can notify us that the holder of Common Units wishes to receive other communications to the holder of Common Units in the future. In the event a holder of Common Units desires to provide us with such notice, it may be given by writing us at the following address: One Allen Center, Suite 3300, 500 Dallas Street, Houston, Texas 77002, Attention: Secretary.

Adjournment

The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies).

No Unitholder Proposals

Your Common Units do not entitle you to make proposals at the special meeting. Under our limited liability company agreement, only our board of managers can make a proposal at the meeting. Our limited liability company agreement establishes a procedure for calling meetings whereby unitholders owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, Common Unitholders are not allowed to vote on matters that would cause the Common Unitholders to be deemed to be taking part in the management and control of the business and affairs of the company. Doing so would jeopardize the company’s limited liability under Delaware law or the law of any other state in which we are qualified to do business.

Dissenter’s Rights

We were formed under the laws of the State of Delaware. Under those laws, dissenters’ rights are not available to our Common Unitholders with respect to the matters to be voted on at the special meeting.

Our independent registered public accountants are not expected to be present at the special meeting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and other reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. (Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room). Our filings also are available to the public at the Commission’s web site at http://www.sec.gov. You may also request a copy of our filings by contacting our Secretary, c/o Constellation Energy Partners LLC, One Allen Center, Suite 3300, 500 Dallas Street, Houston, Texas 77002. We also make available free of charge on our website, at http://www.constellationenergypartners.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

FORWARD-LOOKING STATEMENTS

The forward–looking statements included in this proxy statement are largely based on our expectations, which reflect estimates and assumptions made by our management. In some cases, you can identify forward–looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward–looking statements included in this proxy statement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward–looking events and circumstances will occur.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CONSTELLATION ENERGY PARTNERS LLC

SPECIAL MEETING—SEPTEMBER 25, 2007

The undersigned, whose signature appears on the reverse, hereby appoints Felix J. Dawson and Angela A. Minas or each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the Common Units of Constellation Energy Partners LLC which the undersigned would be entitled to vote if personally present at the special meeting to be held on September 25, 2007, and at any and all adjournments thereof, on all matters that may properly come before the special meeting.

Your Common Units will be voted as directed on this card. If this card is signed and no direction is given for any item, it will be voted in favor of all items.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope. If you have any comments or a change of address, mark on the reverse side.

(Continued and to be signed on reverse side) SEE REVERSE SIDE

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposal — THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

For Against Abstain

1. A proposal to approve (a) a change in the terms of our Class F Units to provide that each Class F Unit will automatically be converted into one of our Common Units and (b) the issuance of additional Common Units upon such conversion.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Your signature should conform with your name as printed above. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

0 1 B V 0 1 4 7 4 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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